Exhibit 31.2

CERTIFICATION

I, Darryl S. Nakamoto, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of Hoku Corporation (the “Registrant”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 18, 2011	By:	/s/ DARRYL S. NAKAMOTO
Darryl S. Nakamoto
Chief Financial Officer, Treasurer and Secretary
(Principal Financial and Accounting Officer)